UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2014

Vycor Medical, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34932	20-3369218

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6401 Congress Ave., Suite 140, Boca Raton, FL		33487

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 561-558-2006

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry Into a Material Definitive Agreement Item 3.02 Unregistered Sales of Equity Securities
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.

On January 31, 2013, Vycor Medical, Inc., a Delaware corporation (the “Company”), completed the sale of an additional $1,784,200 in Units (the “Units”) comprising shares of common stock (“Common Stock”) and Series A and Series B Warrants (collectively, the “Warrants”) to accredited investors (the “Investors”) in a private placement. The Units were issued pursuant to separate Securities Purchase Agreements (the “Agreements”) between the Company and each of the Investors. This sale is a second closing (the “Second Closing”) of a continuing offering (the “Offering”) which allows for maximum proceeds of $5,000,000. Together with the sale of $1,276,900 in Units sold in the Initial Closing on January 4, 2014, a total of $3,061,100 in Units has been sold in the Offering to date.

Each Unit was priced at $1.80 and comprised of one share of Common Stock (the “Shares”), a series A warrant (the “Series A Warrants”) and a series B warrant (the “Series B Warrants”). Each Investor received (i) 3-year detachable Series A Warrants to purchase a number of shares of Common Stock equal to 50% of the number of Shares purchased by such investor and (ii) 3-year detachable Series B Warrants to purchase a number of shares of Common Stock equal to 50% of the number of Shares purchased by such investor. The Series A Warrants will have an exercise price per share of $2.05. The Series B Warrants will have an exercise price per share of $3.08. The Warrants are subject to adjustment for stock splits, stock dividends or recapitalizations.

The Company engaged a placement agent (the “Placement Agent”) in connection with this Offering. The Placement Agent received (i) a cash placement fee equal to 8% of the gross proceeds of the Second Closing (subject to reduction to 2.5% of gross proceeds received by any investor referred to by the Company (the “Company Investors”)), (ii) an advisory fee equal to 1% of the gross proceeds of the Second Closing (not including gross proceeds received from any Company Investors), (iii) a non-accountable administrative fee equal to 1% of the gross proceeds of the Second Closing and (iv) warrants (the “Placement Agent Warrants”) to purchase a number of shares of Common Stock equal to 15% of Shares sold in the Second Closing by the Placement Agent (subject to reduction to 2.5% of the Shares sold in the Second Closing to Company Investors). The Placement Agent Warrants will be exercisable until the 3-year anniversary of the date of the closing of this Second Closing and have an exercise price equal to the exercise price of the Series A Warrants.

The Company simultaneously entered into a Registration Rights Agreement with the Investors with respect to the Shares and shares of Common Stock underlying the Warrants.

Item 3.02 Unregistered Sales of Equity Securities.

In information provided in Item 1.01 is incorporated in this Item 3.02 by reference.

Exemption From Registration. The securities referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the Securities Act of 1933, as amended, (“Securities Act”), and Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYCOR MEDICAL, INC.

/s/ David Cantor

By:________________________

Name: David Cantor

Title: President

Dated: February 4, 2014